FNF Reports Third Quarter 2021 Diluted EPS from Continuing Operations of $2.58 and Adjusted Diluted EPS from Continuing Operations of $2.12, Pre-Tax Title Margin of 16.6% and Adjusted Pre-Tax Title Margin of 21.7%
Jacksonville, Fla. - (November 2, 2021) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of annuity and life insurance products through the Company's wholly-owned subsidiary, F&G, today reported operating results for the period ended September 30, 2021.

•Total revenue of $3.9 billion in the third quarter versus $3.0 billion in the third quarter of 2020
•Third quarter net earnings from continuing operations of $735 million and adjusted net earnings from continuing operations of $604 million versus net earnings from continuing operations of $406 million and adjusted net earnings of $435 million for the third quarter of 2020
•Third quarter diluted EPS from continuing operations of $2.58 and adjusted diluted EPS from continuing operations of $2.12 versus diluted EPS from continuing operations of $1.39 and adjusted diluted EPS from continuing operations of $1.48 in the third quarter of 2020
•Recognized losses were $154 million in the third quarter versus recognized gains of $73 million in the third quarter of 2020 primarily due to mark to market accounting treatment of equity and preferred stock securities whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title
•Total revenue of $2.9 billion versus $2.5 billion in total revenue in the third quarter of 2020
•Total revenue, excluding recognized gains and losses, of $3.1 billion versus $2.5 billion in the third quarter of 2020, an increase of 24%
•Pre-tax earnings of $486 million and adjusted pre-tax earnings of $669 million versus pre-tax earnings of $507 million and adjusted pre-tax earnings of $528 million in the third quarter of 2020
•Pre-tax title margin of 16.6% and adjusted pre-tax title margin of 21.7% versus pre-tax title margin of 20.4% and adjusted pre-tax title margin of 21.2% in the third quarter of 2020
•Third quarter purchase orders opened increased 1% on a daily basis and purchase orders closed increased 9% on a daily basis versus the third quarter of 2020; refinance orders opened decreased 33% on a daily basis and refinance orders closed decreased 21% on a daily basis versus the third quarter of 2020
•Total commercial revenue of $366 million, a 69% increase versus total commercial revenue in the third quarter of 2020, driven by a 31% increase in closed orders; third quarter total commercial orders opened increased 15% compared to the prior year
•Overall third quarter average fee per file of $2,581, a 25% increase versus the third quarter of 2020

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2021	230,000	50%	171,000	52%
August 2021	242,000	49%	181,000	48%
September 2021	216,000	50%	175,000	49%

Third Quarter 2021	688,000	50%	527,000	50%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2020	292,000	40%	187,000	43%
August 2020	283,000	40%	186,000	42%
September 2020	272,000	40%	198,000	40%

Third Quarter 2020	847,000	40%	571,000	42%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

F&G, a leading provider of annuities and life insurance, reported operating results for the third quarter of 2021. As a result of acquisition accounting (purchase accounting or PGAAP), financial results for periods after June 1, 2020 are generally not comparable to the results of prior periods. Certain metrics, such as sales and policyholder account values, are not affected by PGAAP and are comparable to prior period data.
•Total Sales of $3.1 billion in the third quarter, an increase of 171% to the prior year, and an increase of 15% from the record sequential quarter
•Total Retail Annuity Sales of $1.5 billion in the third quarter, an increase of 43% to the prior year, and a decrease of 7% from the record sequential quarter. Fixed Indexed Annuities (FIA) Sales of $1.1 billion in the third quarter, an increase of 32% to the prior year, and a decrease of 5% from the record sequential quarter
•Institutional market sales of $1.5 billion in the third quarter and $2.6 billion year to date, including funding agreement-backed note issuances of $1.2 billion in the third quarter and total funding agreements of $2.3 billion year to date. In addition, F&G has closed $371 million of pension risk transfer transactions in the third quarter and secured an additional $564 million of pension risk transfer transactions in October 2021
•Average Assets Under Management (AAUM) of $32.7 billion for the third quarter, up 7% from $30.4 billion in the sequential period driven by net new business asset flows
•Net Investment Spread: FIA spread for the third quarter of 335 basis points; Total Spread, including all product lines, for the third quarter of 285 basis points
•Net Earnings Attributable to Common Shareholders of $373 million for the third quarter, including a $224 million one-time favorable adjustment from an actuarial system conversion which reflects modeling enhancement and other refinements, $57 million net favorable mark-to-market effects, $3 million loss from discontinued operations, and $6 of million other unfavorable items; all of which are excluded from Adjusted Net Earnings
•Adjusted Net Earnings From Continuing Operations Attributable to Common Shareholders of $101 million for the third quarter, including $27 million of net favorable notable items

William P. Foley, II, commented, “For the third quarter, we grew revenues 31% to $3.9 billion which resulted in adjusted net earnings growth of 39% to $604 million, both as compared to the 2020 third quarter. Importantly, holding company cash grew by 25% to $1.5 billion as compared to $1.2 billion at the end of the 2021 second quarter. We grew cash on our balance sheet despite being active with our capital allocation program focused on share buybacks and a steady stream of capital return with our dividend. Our results speak to the dynamic business model that we have created which we believe positions FNF for success through varying market cycles.

Looking at our Title results, we delivered adjusted pre-tax title earnings of $669 million and an adjusted pre-tax title margin of 21.7%, compared to adjusted pre-tax title earnings of $528 million and an adjusted pretax title margin of 21.2% in the 2020 comparable quarter. Our third quarter margins and earnings were the strongest third quarter results in our Company’s history which speaks to our market leading position combined with the outstanding execution of our entire team. Total commercial revenues also continued at record levels as we achieved $366 million of revenues in the third quarter of 2021, an increase of 69% as compared to the year ago third quarter. Commercial opened orders have exceeded 1,000 per day over the last eight months, having consistently been in record territory and will provide momentum for the fourth quarter and the beginning of 2022 given the longer tail for closings in commercial as compared to residential.

Turning to F&G, we are making great strides on our diversified growth strategy. The new Institutional channel is on track to achieve $3 billion of first year sales in 2021 from funding agreements and pension risk transfer transactions. In addition, total retail sales at $1.6 billion in the quarter grew by 44%, as compared to the third quarter of 2020, and reflect productive and expanding relationships with bank, broker dealer and agent distribution partners. F&G continues to maintain attractive spreads, and this disciplined approach to attracting new business has resulted in strong adjusted net earnings that contributed 17% of FNF's consolidated results in the third quarter.

Mr. Foley concluded, "Our capital allocation strategy remains a key focus of the Board. Our disciplined strategy is focused on returning capital to shareholders, while making strategic investments in our businesses to drive profitable growth and attractive returns for our shareholders. We recently announced our fourth quarter dividend of $0.44 per share, an increase of 10% from our previous quarterly dividend, and have continued to make share repurchases throughout the third quarter and into the fourth as we completed our previously announced $500 million share repurchase plan in the first week of October. During the quarter we purchased 1.3 million shares at an average purchase price of $46.29 per share.”

Conference Call
We will host a call with investors and analysts to discuss third quarter 2021 FNF results on Wednesday, November 3, 2021, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:00 p.m. Eastern Time on November 3, 2021, through November 10, 2021, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13723639. An expanded quarterly financial supplement providing segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of annuity and life insurance products and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings, adjusted earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), F&G adjusted net earnings, F&G adjusted net earnings attributable to common shareholders, F&G net investment spread, F&G average assets under management and F&G sales.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability of FNF to successfully integrate F&G's operations and employees; the potential impact of the consummation of the F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").
FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2021
Direct title premiums	$896	$896	$—	$—
Agency title premiums	1,318	1,318	—	—
Escrow, title related and other fees	1,324	849	431	44
Total title and escrow	3,538	3,063	431	44

Interest and investment income	508	27	481	—
Recognized gains and losses, net	(154)	(169)	15	—
Total revenue	3,892	2,921	927	44

Personnel costs	894	838	32	24
Agent commissions	1,010	1,010	—	—
Other operating expenses	498	451	22	25
Benefits & other policy reserve changes	185	—	185	—
Depreciation and amortization	252	36	210	6
Claim loss expense	100	100	—	—
Interest expense	27	—	6	21
Total expenses	2,966	2,435	455	76

Pre-tax earnings (loss) from continuing operations	$926	$486	$472	$(32)

Income tax expense (benefit)	213	126	96	(9)
Earnings (loss) from equity investments	27	26	—	1
Earnings (loss) from discontinued operations, net of tax	(3)	—	(3)	—
Non-controlling interests	5	4	—	1

Net earnings (loss) attributable to common shareholders	$732	$382	$373	$(23)

EPS from continuing operations attributable to common shareholders - basic	$2.60
EPS from discontinued operations attributable to common shareholders - basic	(0.01)
EPS attributable to common shareholders - basic	$2.59

EPS from continuing operations attributable to common shareholders - diluted	$2.58
EPS from discontinued operations attributable to common shareholders - diluted	(0.01)
EPS attributable to common shareholders - diluted	$2.57

Weighted average shares - basic	283
Weighted average shares - diluted	285

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2021
Net earnings (loss) attributable to common shareholders	$732	$382	$373	$(23)

Loss from discontinued operations, net of tax	(3)	—	(3)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$735	$382	$376	$(23)

Pre-tax earnings (loss) from continuing operations	$926	$486	$472	$(32)

Non-GAAP Adjustments
Recognized (gains) and losses, net	71	169	(98)	—
Indexed product related derivatives	26	—	26	—
Purchase price amortization	25	14	7	4
Transaction costs	3	—	1	2
Other non-recurring items(1)	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$767	$669	$124	$(26)

Total non-GAAP, pre-tax adjustments	$(159)	$183	$(348)	$6
Income taxes on non-GAAP adjustments	28	(44)	73	(1)
Total non-GAAP adjustments	$(131)	$139	$(275)	$5

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$604	$521	$101	$(18)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	2.12

(1) See F&G Non-GAAP Measures and Other Information

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2020
Direct title premiums	$733	$733	$—	$—
Agency title premiums	981	981	—	—
Escrow, title related and other fees	853	742	60	51
Total title and escrow	2,567	2,456	60	51

Interest and investment income	336	31	305	—
Recognized gains and losses, net	73	(3)	77	(1)
Total revenue	2,976	2,484	442	50

Personnel costs	782	726	23	33
Agent commissions	749	749	—	—
Other operating expenses	449	386	33	30
Benefits & other policy reserve changes	251	—	251	—
Depreciation and amortization	100	39	56	5
Claim loss expense	77	77	—	—
Interest expense	29	—	7	22
Total expenses	2,437	1,977	370	90

Pre-tax earnings (loss)	$539	$507	$72	$(40)

Income tax expense (benefit)	133	129	6	(2)
Earnings from equity investments	7	5	—	2
Earnings (loss) from discontinued operations, net of tax	(28)	—	(28)	—
Non-controlling interests	7	7	—	—

Net earnings (loss) attributable to common shareholders	$378	$376	$38	$(36)

EPS from continuing operations attributable to common shareholders - basic	$1.40
EPS from discontinued operations attributable to common shareholders - basic	$(0.10)
EPS attributable to common shareholders - basic	$1.30

EPS from continuing operations attributable to common shareholders - diluted	$1.39
EPS from discontinued operations attributable to common shareholders - diluted	$(0.10)
EPS attributable to common shareholders - diluted	$1.29

Weighted average shares - basic	291
Weighted average shares - diluted	293

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2020
Net earnings (loss) attributable to common shareholders	$378	$376	$38	$(36)

Loss from discontinued operations, net of tax	$(28)	$—	$(28)	$—

Net earnings (loss) from continuing operations, attributable to common shareholders	$406	$376	$66	$(36)

Pre-tax earnings (loss) from continuing operations	539	507	72	(40)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(11)	3	(15)	1
Indexed product related derivatives	14	—	14	—
Debt issuance costs	1	—	—	1
Purchase price amortization	29	18	7	4
Transaction costs	12	—	10	2

Adjusted pre-tax earnings (loss)	$584	$528	$88	$(32)

Total non-GAAP, pre-tax adjustments	$45	$21	$16	$8
Income taxes on non-GAAP adjustments	(15)	(5)	(8)	(2)
Non-controlling interest on non-GAAP adjustments	(1)	(1)	—	—
Total non-GAAP adjustments	$29	$15	$8	$6

Adjusted net earnings attributable to common shareholders	$435	$391	$74	$(30)

Adjusted EPS attributable to common shareholders - diluted	$1.48

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2021
Direct title premiums	$2,546	$2,546	$—	$—
Agency title premiums	3,632	3,632	—	—
Escrow, title related and other fees	3,123	2,433	557	133
Total title and escrow	9,301	8,611	557	133

Interest and investment income	1,424	83	1,341	—
Recognized gains and losses, net	121	(258)	370	9
Total revenue	10,846	8,436	2,268	142

Personnel costs	2,596	2,418	93	85
Agent commissions	2,787	2,787	—	—
Other operating expenses	1,432	1,281	76	75
Benefits & other policy reserve changes	734	—	734	—
Depreciation and amortization	540	103	419	18
Claim loss expense	278	278	—	—
Interest expense	83	—	21	62
Total expenses	8,450	6,867	1,343	240

Pre-tax earnings (loss) from continuing operations	$2,396	$1,569	$925	$(98)

Income tax expense (benefit)	555	389	189	(23)
Earnings (loss) from equity investments	54	48	—	6
Earnings from discontinued operations, net of tax	8	—	8	—
Non-controlling interests	14	13	—	1

Net earnings (loss) attributable to common shareholders	$1,889	$1,215	$744	$(70)

EPS from continuing operations attributable to common shareholders - basic	$6.57
EPS from discontinued operations attributable to common shareholders - basic	0.03
EPS attributable to common shareholders - basic	$6.60

EPS from continuing operations attributable to common shareholders - diluted	$6.53
EPS from discontinued operations attributable to common shareholders - diluted	0.03
EPS attributable to common shareholders - diluted	$6.56

Weighted average shares - basic	286
Weighted average shares - diluted	288

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2021
Net earnings (loss) attributable to common shareholders	$1,889	$1,215	$744	$(70)

Earnings from discontinued operations, net of tax	8	—	8	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,881	$1,215	$736	$(70)

Pre-tax earnings (loss) from continuing operations	$2,396	$1,569	$925	$(98)

Non-GAAP Adjustments
Recognized (gains) and losses, net	6	258	(243)	(9)
Indexed product related derivatives	(84)	—	(84)	—
Purchase price amortization	74	42	20	12
Transaction costs	13	—	5	8
Other non-recurring items(1)	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$2,121	$1,869	$339	$(87)

Total non-GAAP, pre-tax adjustments	$(275)	$300	$(586)	$11
Income taxes on non-GAAP adjustments	47	(72)	121	(2)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$(229)	$228	$(465)	$8

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$1,652	$1,443	$271	$(62)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$5.74

(1) See F&G Non-GAAP Measures and Other Information

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other
September 30, 2020
Direct title premiums	$1,854	$1,854	$—	$—
Agency title premiums	2,497	2,497	—	—
Escrow, title related and other fees	2,201	2,007	80	114
Total title and escrow	6,552	6,358	80	114

Interest and investment income	541	120	416	5
Recognized gains and losses, net	(85)	(147)	70	(8)
Total revenue	7,008	6,331	566	111

Personnel costs	2,088	1,992	32	64
Agent commissions	1,907	1,907	—	—
Other operating expenses	1,306	1,140	45	121
Benefits & other policy reserve changes	406	—	406	—
Depreciation and amortization	189	113	59	17
Claim loss expense	196	196	—	—
Interest expense	62	1	10	51
Total expenses	6,154	5,349	552	253

Pre-tax earnings (loss) from continuing operations	$854	$982	$14	$(142)

Income tax expense (benefit)	194	240	(8)	(38)
Earnings from equity investments	9	8	—	1
Earnings (loss) from discontinued operations, net of tax	(23)	—	(23)	—
Non-controlling interests	20	20	—	—

Net earnings (loss) attributable to common shareholders	$626	$730	$(1)	$(103)

EPS from continuing operations attributable to common shareholders - basic	$2.32
EPS from discontinued operations attributable to common shareholders - basic	$(0.08)
EPS attributable to common shareholders - basic	$2.24
EPS from continuing operations attributable to common shareholders - diluted	$2.29
EPS from discontinued operations attributable to common shareholders - diluted	$(0.08)
EPS attributable to common shareholders - diluted	$2.21

Weighted average shares - basic	280
Weighted average shares - diluted	283

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2020
Net earnings (loss) attributable to common shareholders	$626	$730	$(1)	$(103)

Loss from discontinued operations, net of tax	(23)	—	(23)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$649	$730	$22	$(103)

Pre-tax earnings (loss) from continuing operations	854	982	14	(142)

Non-GAAP Adjustments
Recognized (gains) and losses, net	186	147	31	8
Indexed product related derivatives	57	—	57	—
Debt issuance costs	5	—	—	5
Purchase price amortization	77	55	9	13
Transaction costs	63	—	17	46
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$1,243	$1,185	$128	$(70)

Total non-GAAP, pre-tax adjustments	$389	$203	$114	$72
Income taxes on non-GAAP adjustments	(93)	(47)	(29)	(17)
Non-controlling interest on non-GAAP adjustments	(7)	(6)	—	(1)
Total non-GAAP adjustments	$289	$150	$85	$54

Adjusted net earnings (loss) attributable to common shareholders	$938	$880	$107	$(49)

Adjusted EPS attributable to common shareholders - diluted	$3.31

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$45,422	$37,766
Goodwill	4,515	4,495
Title plant	400	404
Total assets	58,506	50,455
Notes payable	3,097	2,662
Reserve for title claim losses	1,734	1,623
Secured trust deposits	1,147	711
Non-controlling interests	42	41
Total equity and non-controlling interests	9,374	8,392
Total equity attributable to common shareholders	9,332	8,351

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Pre-tax earnings	$486	$507	$1,569	$982
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	169	3	258	147
Purchase price amortization	14	18	42	55
Other adjustments	—	—	—	1
Total non-GAAP adjustments	183	21	300	203
Adjusted pre-tax earnings	$669	$528	$1,869	$1,185
Adjusted pre-tax margin	21.7%	21.2%	21.5%	18.3%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Quarterly Opened Orders ('000's except % data)
Total opened orders*	688	695	770	728	847	693	682	492
Total opened orders per day*	10.8	10.9	12.6	11.6	13.2	10.8	11.0	7.8
Purchase % of opened orders	50%	53%	42%	38%	40%	37%	41%	50%
Refinance % of opened orders	50%	47%	58%	62%	60%	63%	59%	50%
Total closed orders*	527	568	597	617	571	487	377	417
Total closed orders per day*	8.2	8.9	9.8	9.8	8.9	7.6	6.1	6.6
Purchase % of closed orders	50%	47%	34%	38%	42%	35%	46%	49%
Refinance % of closed orders	50%	53%	66%	62%	58%	65%	54%	51%

Commercial (millions, except orders in '000's)
Total commercial revenue	$366	$347	$257	$322	$216	$184	$245	$321
Total commercial opened orders	66.8	69.4	62.2	57.0	58.1	43.9	56.3	55.1
Total commercial closed orders	40.1	42.3	34.8	39.5	30.6	25.7	31.0	39.1

National commercial revenue	$183	$176	$127	$177	$113	$96	$132	$186
National commercial opened orders	27.7	27.4	23.4	21.4	21.7	15.2	21.5	22.6
National commercial closed orders	14.8	14.9	11.2	13.4	9.8	8.8	10.7	16.2

Total Fee Per File
Fee per file	$2,581	$2,444	$1,944	$2,116	$2,063	$1,889	$2,224	$2,384
Residential fee per file	$2,097	$2,030	$1,644	$1,661	$1,803	$1,614	$1,744	$1,792
Total commercial fee per file	$9,100	$8,200	$7,400	$8,200	$7,100	$7,200	$7,900	$8,200
National commercial fee per file	$12,400	$11,800	$11,300	$13,200	$11,500	$10,900	$12,300	$11,500

Total Staffing
Total field operations employees	13,700	13,500	13,200	12,800	12,300	10,900	12,500	12,300

Actual title claims paid ($ millions)	$55	$56	$46	$54	$50	$51	$48	$53
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net earnings from continuing operations to adjusted earnings from continuing operations attributable to common shareholders.

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021
(Dollars in millions)
Net earnings (loss) attributable to common shareholders	$373	$38	$744
Less: Earnings (loss) from discontinued operations, net of tax	(3)	(28)	8
Net earnings (loss) from continuing operations attributable to common shareholders	$376	$66	$736
Non-GAAP adjustments (1,2):
Recognized (gains) and losses, net	(98)	(15)	(243)
Indexed product related derivatives	26	14	(84)
Purchase price amortization	7	7	20
Transaction costs	1	10	5
Other non-recurring items(4)	(284)	—	(284)
Income taxes on non-GAAP adjustments	73	(8)	121
Adjusted earnings from continuing operations attributable to common shareholders	$101	$74	$271

Adjusted earnings from continuing operations include $27 million and $61 million of net favorable items in the three and nine months ended September 30, 2021 respectively and $10 million net favorable items in the three months ended September 30, 2020.

The table below provides summary financial highlights.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2021	September 30, 2020	September 30, 2021
Average assets under management (AAUM)(1)	$32,692	$26,990	$30,706
Net investment spread - FIA(1)	3.35%	3.17%	3.22%
Net investment spread - All products(1)	2.85%	2.62%	2.78%
Net earnings (loss) from continuing operations attributable to common shareholders	$376	$66	$736
Adjusted earnings from continuing operations attributable to common shareholders(1)	$101	$74	$271

The table below provides a summary of sales highlights, which are not affected by PGAAP and are comparable to prior period data.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Total sales(1)	$3,076	$1,133	$7,397	$3,378
Fixed indexed annuity (FIA) sales(1)	$1,073	$815	$3,255	$2,512
Total annuity sales(1)	$1,531	$1,068	$4,692	$2,926
Institutional sales(1)(3)	$1,521	$—	$2,646	$—

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.
3.Institutional sales include funding agreements (FABN/FHLB) and pension risk transfer.
4.Reflects adjustments to benefits and other changes in policy reserves and depreciation and amortization resulting from the implementation of a new actuarial valuation system.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by F&G.

Adjusted Net Earnings

Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations to eliminate:
(i) Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio; and the effect of changes in fair value of the reinsurance related embedded derivative;

(ii) Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;

(iii) Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities;

(iv) Transaction costs: the impacts related to acquisition, integration and merger related items, and

(v) Other "non-recurring", "infrequent" or "unusual items": Management excludes certain items determined to be “non-recurring”, “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years.

Adjustments to Adjusted net earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Adjusted Net Earnings Attributable to Common Shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance attributable to our common shareholders each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) available to common shareholders to eliminate the same items as described in the Adjusted net earnings paragraph above. While these adjustments are an integral part of the overall performance of the Company, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, Management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Average Assets Under Management (AAUM)

AAUM is calculated as the sum of:
(i) total invested assets at amortized cost, excluding derivatives;

(ii) related party loans and investments;

(iii) accrued investment income;

(iv) funds withheld at fair value;

(v) the net payable/receivable for the purchase/sale of investments, and

(iv) cash and cash equivalents, excluding derivative collateral, at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales (FIA Sales and Total Retail Annuity Sales)

Sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Annuity and IUL sales are recorded as deposit liabilities (i.e. contractholder funds) within the Company's unaudited condensed consolidated financial statements in accordance with GAAP. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.

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